December 8, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

      Re:   GPU, Inc.
            Jersey Central Power & Light Company
            Metropolitan Edison Company
            Pennsylvania Electric Company
            SEC File No. 70-7926
            -------------------------------------

Ladies and Gentlemen:

We transmit herewith for electronic filing under the Public Utility Holding Company Act of 1935, a Post-Effective Amendment No. 15 to the Declaration on Form U-1.

      All comments that arise regarding this filing should be addressed to the attention of the undersigned, GPU, Inc., 310 Madison Avenue, Morristown, New Jersey 07960, (973) 401-8519.

                                    Very truly yours

                                    GPU, INC.


                                    By:  /s/ T. G. Howson
                                         -------------------------------
                                          T. G. Howson
                                          Vice President and Treasurer